Registration  No.  333-
As  filed  with  the  Securities  and  Exchange Commission on February 15, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
      VIRGINIA                                      54-1873994
 (State of Incorporation)               (I.R.S. Employer Identification No.)

                             25253 Lankford Highway
                              Onley, Virginia 23418
                                 (757) 787-1335
          (Address of principal executive offices, including zip code)

                           Shore Financial Corporation
                            2001 Stock Incentive Plan
                            (Full title of the plan)


                                Scott C. Harvard
                      President and Chief Executive Officer
                           Shore Financial Corporation
                             25253 Lankford Highway
                              Onley, Virginia 23418
                                 (757) 787-1335
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             Scott H. Richter, Esq.
                    LeClair Ryan, A Professional Corporation
                      707 East Main Street, Eleventh Floor
                            Richmond, Virginia 23219

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                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================================
  Title of each class of securities     Amount to be        Proposed maximum              Proposed maximum           Amount of
          to be registered             registered(1)     offering price per share    aggregate offering price(2)  registeration fee
-----------------------------------------------------------------------------------------------------------------------------------
 Common stock, $0.33 par value         270,000 shares            $9.76                    $2,635,200                    $242

===================================================================================================================================
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(1) This  Registration  Statement also relates to such  indeterminate  number of additional  shares of common  stock of the  Registrant  as may be  issuable as a result of a stock dividend,  stock split, split-up,  recapitalization or similar event.  (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.          Incorporation of Documents by Reference.

         Shore Financial Corporation hereby incorporates by reference into this registration statement the documents listed below which have been filed with the Securities and Exchange Commission.

         (a) Shore Financial's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of Shore Financial's common stock contained in its Registration Statement on Form 8-A as filed with the Commission on February 27, 1998.

         All documents subsequently filed by Shore Financial pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 2.          Description of Securities.

         Not applicable.

Item 3.           Interests of Named Experts and Counsel.

         Not applicable.

Item 4.           Indemnification of Directors and Officers.

         The laws of the Commonwealth of Virginia pursuant to which Shore Financial is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The articles of incorporation of Shore Financial, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of Shore Financial as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made party by reason of his or her being or having been a director or officer of Shore Financial, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

         Shore Financial has purchased officers' and directors' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of Shore Financial against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by Shore Financial and (2) Shore Financial to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 5.           Exemption from Registration Claimed.

         Not applicable.

Item 6.           Exhibits.

         4.1      Articles of Incorporation of Shore Financial Corporation.*

         4.2      Bylaws of Shore Financial Corporation.*

         5.0      Opinion of LeClair Ryan, A Professional Corporation.**

         23.1 Consent of Goodman & Company, L.L.P., as accountants for Shore Financial Corporation.**

         23.2       Consent of LeClair Ryan (included in Exhibit 5.0).

         99.0       Shore Financial Corporation 2001 Stock Incentive Plan.**

* Incorporated herein by reference from Shore Financial's Registration Statement on Form S-4 (Registration No. 333-35389) filed with the Securities and Exchange Commission on September 15, 1997.

**       Filed herewith.

Item 7.           Undertakings.

         The undersigned registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include  any  prospectus  required  by Section
                        10(a)(3)  of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events
                        arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Onley, Commonwealth of Virginia on February 15, 2002.

                           SHORE FINANCIAL CORPORATION


                        By:  /s/  Scott C. Harvard
                             Scott C. Harvard, President and
                             Chief Executive Officer

         Pursuant  to the  requirements  of the  Securities  Act of  1933,  this registration  statement  has been signed below by the  following  persons in the capacities and on the dates indicated.
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================================================== ===================================== =============================
                    Signature                                    Capacity                            Date
================================================== ===================================== =============================

/s/  Scott C. Harvard                              President, Chief Executive Officer         February 15, 2002
-----------------------------                      Officer and Director
Scott C. Havard                                    (principal executive officer)
----------------------------------------------------------------------------------------------------------------------

/s/  Steven M. Belote                              Senior Vice President and Chief            February 15, 2002
-----------------------------                      Financial Officer
Steven M. Belote                                   (principal financial officer)
----------------------------------------------------------------------------------------------------------------------

/s/  Henry P. Custis, Jr.                          Chairman of the Board of Directors         February 15, 2002
-----------------------------
Henry P. Custis, Jr.
----------------------------------------------------------------------------------------------------------------------

/s/  Terrell E. Boothe                             Director                                   February 15, 2002
-----------------------------
Terrell E. Boothe
----------------------------------------------------------------------------------------------------------------------

/s/  D. Page Elmore                                Director                                   February 15, 2002
-----------------------------
D. Page Elmore
----------------------------------------------------------------------------------------------------------------------

/s/  Richard F. Hall, III                          Director                                   February 15, 2002
-----------------------------
Richard F. Hall, III
----------------------------------------------------------------------------------------------------------------------

/s/  Dr. Lloyd J. Kellam, III                      Director                                   February 15, 2002
-----------------------------
Dr. Lloyd J. Kellam, III
----------------------------------------------------------------------------------------------------------------------

/s/  L. Dixon Leatherbury                          Director                                   February 15, 2002
-----------------------------
L. Dixon Leatherbury
----------------------------------------------------------------------------------------------------------------------

/s/  A. Jackson Mason                              Director                                   February 15, 2002
-----------------------------
A. Jackson Mason
----------------------------------------------------------------------------------------------------------------------
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